Exhibit 107

CALCULATION OF FILING FEE TABLE

FORM S-8

(Form Type)

WOODWARD, INC.

(Exact name of registrant as specified in its charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Regis-tration Fee

Equity	Common Stock, par value $0.001455	Rules 457(c) and 457(h)	750,000	$175.20	$131,400,000	0.00014760	$19,394.65

Total Offering Amounts					$131,400,000		$19,394.65

Total Fee Offsets							—

Net Fee Due							$19,394.65

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (the “Registration Statement”) also such indeterminable number of additional shares of Common Stock of Woodward, Inc. (the “Registrant”) that may become issuable under the Woodward Retirement Savings Plan to prevent dilution in the event of a reorganization, reclassification, stock split, dividend or distribution, or any similar transaction.

(2)

Estimated pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee, based on the average of the high and low prices per share of the Registrant’s Common Stock on July 10, 2024, as reported on the Nasdaq stock market.

Table 2: Fee Offset Claims and Sources

N/A